Exhibit h.5

          1st Amendment to Securities Lending Authorization Agreement

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                               FIRST AMENDMENT TO
                   SECURITIES LENDING AUTHORIZATION AGREEMENT
                                     BETWEEN
                     EACH TRUST LISTED ON SCHEDULE B HERETO,
             ON BEHALF OF EACH RESPECTIVE SERIES OF EACH SUCH TRUST,
              SEVERALLY AND NOT JOINTLY, AS SET FORTH ON SCHEDULE B
                                       AND
                       STATE STREET BANK AND TRUST COMPANY

         This First Amendment (this "Amendment") dated as of February 3, 2006 is between Each of the Trusts Listed on Schedule B hereto (each, a "Trust"), on behalf of each respective series of each such Trust, severally and not jointly, as listed, respectively, on Schedule B (each such series, a "Fund", and collectively, the "Funds"), and State Street Bank and Trust Company, a Massachusetts trust company, its affiliates or subsidiaries (collectively referred to herein as "State Street").

         Reference is made to a Securities Lending Authorization Agreement dated August 1, 2005 between the Funds and State Street, as in effect on the date hereof prior to giving effect to this Amendment (the "Agreement"). The Funds and State Street both desire to amend the Agreement as set forth below.

         For value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1. Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. Amendment.

       The Agreement is hereby amended by deleting Schedule B to the Agreement in its entirety and replacing it with the revised Schedule B attached hereto.

3. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment, the Agreement and the other documents and certificates referred to in the Agreement constitute the entire understanding of the parties with respect to the subject matter thereof and supersede all prior and current understandings and agreements, whether written or oral. This Amendment shall be construed in accordance the laws of the Commonwealth of Massachusetts.

4. Effective Date. This Amendment shall be effective as of the date first written above.

         IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.


                                                                               1
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EACH OF THE PHOENIX SERIES FUND,                 THE PHOENIX EDGE SERIES FUND,
PHOENIX-KAYNE FUNDS, PHOENIX INVESTMENT          ON BEHALF OF EACH RESPECTIVE
TRUST 97, PHOENIX-ENGEMANN FUNDS,                SERIES OF SUCH TRUST AS SET
PHOENIX EQUITY TRUST, THE ZWEIG FUND, INC.,      FORTH ON SCHEDULE B, SEVERALLY
AND THE ZWEIG TOTAL RETURN FUND, INC., ON        AND NOT JOINTLY
BEHALF OF EACH RESPECTIVE SERIES OF EACH
SUCH TRUST AS SET FORTH ON SCHEDULE B,
SEVERALLY AND NOT JOINTLY


By: /s/ Daniel T. Geraci
    -----------------------
Name:  Daniel T Geraci               By: /s/ Philip K. Polkinghorn
Title: President                         -------------------------------------
                                     Name:  Philip K. Polkinghorn
                                     Title: President




STATE STREET BANK AND TRUST COMPANY


By: /s/ John L. Carty
    -----------------------------
Name:    John L. Carty
Title:   Senior Vice President


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                                   SCHEDULE B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of August 2005 between EACH TRUST LISTED ON THIS SCHEDULE B (each a "Trust"), ON BEHALF OF EACH RESPECTIVE SERIES OF EACH SUCH TRUST (each, a "Fund," and collectively, the "Funds"), SEVERALLY AND NOT JOINTLY, AS SET FORTH ON THIS SCHEDULE B and STATE STREET BANK AND TRUST COMPANY ("State Street")

                                                                                         TAXPAYER
                                                                                         IDENTIFICATION      TAX          LENDING
TRUST NAME                           FUND NAME                                           NUMBER              YEAR-END     LIMITS
----------                           ---------                                           ------              --------     ------
PHOENIX SERIES FUND                  Phoenix Balanced Fund                               04-2987660          10/31        27%
                                     Phoenix Capital Growth Fund (f.k.a.
                                     Phoenix-Engemann Capital Growth Fund)               04-2987654          10/31        27%
                                     Phoenix Core Bond Fund                              04-2987655          10/31        27%
                                     Phoenix Mid-Cap Growth Fund (f.k.a.
                                     Phoenix-Engemann Mid-Cap Growth Fund)               04-2987666          10/31        27%
                                     Phoenix HighYield Fund (f.k.a. Phoenix-Goodwin
                                     High Yield Fund)                                    04-2987667          10/31        27%
PHOENIX-KAYNE FUNDS                  Phoenix Rising Dividends Fund (f.k.a.
                                     Phoenix-Kayne Rising Dividends Fund)                95-6981193          12/31        24%
                                     Phoenix Small-Mid Cap Fund (f.k.a.
                                     Phoenix-Kayne Small Cap Fund)                       95-7015400          12/31        24%
                                     Phoenix Overseas Fund (f.k.a. Phoenix-Kayne
                                     International Fund)                                 95-7015412          12/31        24%
PHOENIX INVESTMENT TRUST 97          Phoenix Small-Cap Value Fund                        04-3399200          8/31         27%
PHOENIX-ENGEMANN FUNDS               Phoenix All-Cap Growth Fund                         95-6854473          12/31        27%
PHOENIX EQUITY TRUST                 Phoenix Worldwide Strategies Fund                   13-6066130          6/30         27%
THE PHOENIX EDGE SERIES FUND         Phoenix-Engemann Capital Growth Series              04-2958529          12/31        27%
                                     Phoenix-Goodwin Mulit-Sector Fixed Income Series    04-2958532          12/31        27%
                                     Phoenix-Lazard International Equity Select
                                     Series                                              03-0467554          12/31        27%
                                     Phoenix-Aberdeen International Series               04-3085418          12/31        27%
                                     Phoenix-Engemann Strategic Allocation Series        04-2958531          12/31        27%
THE ZWEIG FUND, INC.                 The Zweig Fund, Inc.                                13-3353326          12/31        15%
THE ZWEIG TOTAL RETURN FUND, INC.    The Zweig Total Return Fund, Inc.                   13-3474242          12/31        15%